As Filed with the Securities And Exchange Commission on November 24, 2004
Registration No. 333-86972

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 3

TO

FORM S-11
REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933
OF SECURITIES OF CERTAIN REAL ESTATE COMPANIES

SPECIALTY TRUST, INC.
(Exact Name of Registrant as Specified in its Governing Instruments)

6160 Plumas Street
Reno, Nevada 89509
(Address of Principal Executive Offices)

Nello Gonfiantini III
Chairman of the Board and President
SPECIALTY TRUST, INC.
6160 Plumas Street
Reno, Nevada 89509
(775) 826-0809
(Name and Address of Agent for Service)

Copy to:
Phillip R. Pollock, Esq.
TOBIN & TOBIN
500 Sansome Street, 8th Floor
San Francisco, California 94111
(415) 433-1400

Approximate Date of Commencement of Proposed Sale to the Public:

     At any time and from time to time after the effective date of this Registration Statement in light of market conditions and other factors

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering.

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. ☐

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. ☐

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check box: ☐

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission acting pursuant to said Section 8(a), may determine.

     The Registrant hereby deregisters $165,915,000 remaining unsold Collateralized Investment Notes. This constitutes all of the remaining registered but unsold Collateralized Investment Notes as of the date hereof.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this Post-Effective Amendment No. 3 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Reno, County of Washoe, State of Nevada, on November 24, 2004.

SPECIALTY TRUST, INC.

By:	/s/ Nello Gonfiantini III

Nello Gonfiantini III
Chairman of the Board, President and Secretary

     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 3 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Position	Date

/s/ Nello Gonfiantini III Nello Gonfiantini III	Chairman of the Board, President and Secretary (principal executive officer)	November 24, 2004

/s/ Tanya McCaffery* Tanya McCaffery	Chief Financial Officer (principal financial officer and principal accounting officer)	November 24, 2004

/s/ Nazir Ansari* Nazir Ansari	Director	November 24, 2004

/s/ Mark Combs* Mark Combs	Director	November 24, 2004

/s/ Steve S. Johnson* Steve S. Johnson	Director	November 24, 2004

/s/ Stephen V. Novacek* Stephen V. Novacek	Director	November 24, 2004

/s/ Ernest Martinelli* Ernest Martinelli	Director	November 24, 2004

/s/ Harvey C. Fennell* Harvey C. Fennell	Director	November 24, 2004

*By:	/s/ Nello Gonfiantini III Nello Gonfiantini III, Attorney-in-Fact